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                                                                EXHIBIT 21.1

AMERICAN TIRE DISTRIBUTORS, INC.

CHART OF SUBSIDIARIES

COMPANY                                     STATE OF INCORPORATION

American Tire Distributors, Inc.                     Delaware
         The Speed Merchant, Inc.                    California
         California Tire Company                     California
         T.O. Haas Holding Co.                       Nebraska
                  T.O. Haas Tire Company             Nebraska